(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|


Check the appropriate box:

|_| Preliminary Proxy Statement      |_| Confidential for use of the Commission
|X| Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Medford Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             [MEDFORD BANCORP LOGO]
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700

                                                                  March 22, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") to be held on Monday, April 29, 2002, at 10:00 a.m., local time, at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts.

      The Annual Meeting has been called for the following purposes:

      1.    To elect three Directors of the Company for a three-year term;

      2.    To approve the 2002 Stock Option Plan; and

      3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 4, 2002, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSALS ONE AND TWO.

                                Very truly yours,

                                /s/ Arthur Meehan

                                ARTHUR H. MEEHAN
                                Chairman, President and Chief Executive Officer


                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             [MEDFORD BANCORP LOGO]
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700
                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2002
                          ----------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") will be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts on Monday, April 29, 2002, at 10:00 a.m., local time, for the following purposes:

      1.    To elect three Directors of the Company for a three-year term;

      2.    To approve the 2002 Stock Option Plan; and

      3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors of the Company has fixed the close of business on March 4, 2002, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

      The above matters are described in detail in the accompanying Proxy Statement.

                                            By Order of the Board of Directors


                                            EDWARD J. GAFFEY
                                            Clerk

March 22, 2002

Medford, Massachusetts

                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             [MEDFORD BANCORP LOGO]
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE: (781) 395-7700
                          ----------------------------
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2002
                          ----------------------------

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

Annual Meeting

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medford Bancorp, Inc. (the "Company") for use at its 2002 Annual Meeting of Stockholders to be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts, on Monday, April 29, 2002, at 10:00 a.m., local time, and any adjournments or postponements thereof.

      At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

      1.    To elect three Directors of the Company for a three-year term;

      2.    To approve the 2002 Stock Option Plan; and

      3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The accompanying Notice of Meeting and this Proxy Statement are initially being mailed on or about March 22, 2002 to record holders of the Company's common stock as of March 4, 2002 (the "Record Date").

Annual Report

      The Company's 2001 Annual Report, including the Company's Annual Report on Form 10-K, for the year ended December 31, 2001 (the "Annual Report"), which contains the Company's consolidated financial statements audited by its independent certified public accountants and their report thereon, is being delivered simultaneously with this Proxy Statement to stockholders of record of the Company as of the Record Date. The Annual Report, however, is not part of the Company's proxy soliciting material. Additional copies of the Annual Report, and copies of the Company's Annual Report on Form 10-K, for the year ended December 31, 2001 as filed with the Securities and Exchange Commission (the "SEC") are available upon written request, without charge, from the Company. Such requests should be directed to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

Record Date; Voting

      The Board of Directors of the Company has fixed the close of business on March 4, 2002, as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 7,755,300 shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date, there were approximately 1,007 holders of record of the Company's Common Stock. The holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held upon each matter properly submitted to the Annual Meeting and any adjournments or postponements thereof.

Proxies

      Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instruction indicated thereon will be voted "FOR" Proposal One (the election of the three nominees of the Board of Directors of the Company) and Proposal Two (the approval of the 2002 Stock Option Plan). In their discretion, the persons named in the proxy card are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. A stockholder of record may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

      In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The Company has also retained Georgeson Shareholder, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of approximately $4,000 plus reimbursement of certain out-of-pocket costs. The cost of soliciting proxies, including the fee of Georgeson Shareholder, will be borne by the Company.

Quorum and Stockholder Vote Required

      The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present, a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for Director. A majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting and voting on the matter is required to approve the 2002 Stock Option Plan.

      In accordance with the By-laws of the Company and applicable state law, abstentions, votes withheld for director nominees and broker non-votes (that is, shares represented at the meeting that are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will have no effect on the outcome of Proposal One and Proposal Two.

                                  PROPOSAL ONE

                         ELECTION OF CLASS OF DIRECTORS

      The Board of Directors of the Company currently consists of eleven members and is divided into three classes. Two of the three classes of Directors consist of four members and one class consists of three members. The term of office of the Directors in one of the classes expires in each year, and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. The terms of David L. Burke,Mary Lou Doherty, Arthur H. Meehan and John J. Sheehan, as Directors of the Company expire in 2001. Mary Lou Doherty will retire from the Board of Directors upon the conclusion of her term in April 2002 and therefore will not be standing for reelection. The Board of Directors has determined not to nominate a director to replace Ms. Doherty at this time; the Board of Directors will then consist of ten members, divided into three classes, with two classes consisting of three members and one class consisting of four members.

      At the Annual Meeting, three persons will be elected Directors of the Company to serve for a three-year term until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors of the Company has nominated David L. Burke, Arthur H. Meehan and John
J. Sheehan, for reelection as Directors of the Company for three-year terms.

      Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy "FOR" the election of each of the nominees named above as Directors of the Company. The affirmative vote of a plurality of the shares present and voting in person on the matter in person or by proxy at the Annual Meeting is necessary to elect each of these individuals as Directors. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

      The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees proposed for Directors named herein.

                                    DIRECTORS

      The following table sets forth as of January 1, 2002, information supplied by each person who is currently a Director and/or a nominee for election as a Director of the Company with respect to such person's age, principal occupation for the past five years and the year in which the person began serving as a Director or Trustee of Medford Savings Bank (the "Bank") (prior to the formation of the Company).

        NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A THREE-YEAR TERM

                                          Director
Name                                Age     Since    Principal Occupation
----                                ---     -----    --------------------

David L. Burke                       58     1995     President and Treasurer of Boston Steel &
                                                     Manufacturing Company in Malden,
                                                     Massachusetts

Arthur H. Meehan                     66     1992     Chairman of the Board of Directors of the
                                                     Company and the Bank; President and Chief
                                                     Executive Officer of the Company;
                                                     President, Chief Executive Officer and a
                                                     Director of the Bank since 1993

John J. Sheehan                      53     2001     Attorney in private practice in
                                                     Somerville, Massachusetts

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2003 ANNUAL MEETING

                                          Director
Name                                Age     Since    Principal Occupation
----                                ---     -----    --------------------

Edward D. Brickley                   66     1973     Manager of Corporate International
                                                     Accounting at Polaroid Corporation in
                                                     Cambridge, Massachusetts (retired)

Robert A. Havern III                 52     1981     Attorney in private practice in Arlington,
                                                     Massachusetts; Member of State Legislature
                                                     of the Commonwealth of Massachusetts since
                                                     1987

Francis D. Pizzella                  74     1976     Attorney at law; President of Savings Bank
                                                     Life Insurance Company of Massachusetts
                                                     and President of the Savings Bank
                                                     Employees Retirement Association (retired)

Deborah A. Burke-Santoro             46     1999     Marketing and Communications Director,
                                                     Office of the Mayor, City of Malden

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2004 ANNUAL MEETING

                                          Director
Name                                Age     Since    Principal Occupation
----                                ---     -----    --------------------

Paul J. Crowley                      71     1993     Founder and Chairman Emeritus of Computer
                                                     Partners and former President of C.S.C.
                                                     Consulting Group (retired)

Edward J. Gaffey                     64     1984     Clerk of the Company and of the Bank.
                                                     President of Country Way Trust; former
                                                     President and Treasurer of Edward J.
                                                     Gaffey & Sons, Inc., operating funeral
                                                     homes in Medford, Arlington and Scituate,
                                                     Massachusetts

Andrew D. Guthrie, Jr., M.D.         72     1983     Physician, President of Mystic Pediatric
                                                     Associates (retired)

                                  PROPOSAL TWO

                       APPROVAL OF 2002 STOCK OPTION PLAN

      On January 29, 2002, the Board of Directors voted to adopt the Medford Bancorp, Inc. 2002 Stock Option Plan (the "2002 Option Plan"), subject to the approval of the stockholders at the Annual Meeting.

      The 2002 Option Plan would authorize the Company to issue up to 350,000 shares of common stock pursuant to various stock incentive awards under the 2002 Option Plan. The number of shares of common stock reserved for issuance under the 2002 Option Plan is subject to adjustment for stock splits, stock dividends and similar events.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") generally would disallow a federal income tax deduction to the Company for compensation in excess of $1 million paid in any year to any of those executive officers included in the summary compensation table who are employed by the Company on the last day of the taxable year ("Covered Employees"). However, this limitation on compensation expense does not apply to payments of "performance-based compensation," the material terms of which have been approved by stockholders. To satisfy the requirements of Section 162(m) of the Code, stock options with respect to no more than 50,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar-year period.

      Based solely on the closing sale price of common stock as reported on the Nasdaq National Market on March 4, 2002 of $24.75 per share, the maximum aggregate market value of the 350,000 shares of common stock reserved for issuance under the 2002 Option Plan would be $8,662,500.

      The 2002 Option Plan will become effective only if Proposal 2 is approved by the stockholders.

Reasons for Adoption

      The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate and retain the caliber of directors, officers and other employees necessary for its future growth and success. The Board of Directors believes that adopting the 2002 Option Plan will help the Company achieve its goals by keeping its incentive compensation program competitive with those of other companies.

Summary of the 2002 Option Plan

      The following description of material terms of the 2002 Option Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2002 Option Plan, which is attached to this proxy statement as Exhibit A.

      2002 Option Plan Administration. The 2002 Option Plan provides for administration by a committee of not fewer than three Directors, as appointed by the Board of Directors from time to time. The Compensation and Options Committee will serve as administrator of the 2002 Option Plan. The Company intends that each member of the Compensation and Options Committee shall be both a "non-employee director," as defined by Rule 16b-3(b)(3)(i) or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code.

      The Compensation and Options Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2002 Option Plan. The Compensation and Options Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event.

      Eligibility and Limitations on Grants. All officers, employees and directors of the Company are eligible to participate in the 2002 Option Plan, subject to the discretion of the Compensation and Options Committee. In no event may any one participant receive stock options with respect to more than 50,000 shares of common stock (subject to adjustment for stock splits and similar events) during any one-calendar-year period, as stated above.

      Stock Options. Options granted under the 2002 Option Plan may be either Incentive Stock Options ("Incentive Options") (within the definition of Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Options granted under the 2002 Option Plan will be Non-Qualified Options if they
(i) fail to meet such definition of Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Incentive Options may be granted only to officers or other employees of the Company. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons.

      Other Option Terms. The Compensation and Options Committee has authority to determine the terms of options granted under the 2002 Option Plan. The option exercise price of each option will be determined by the Compensation and Options Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The 2002 Option Plan provides that such fair market value will be determined by reference to market quotations.

      The term of each option will be fixed by the Compensation and Options Committee and may not exceed ten years from date of grant. The Compensation and Options Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation and Options Committee. In general, unless otherwise permitted by the Compensation and Options Committee, no option granted under the 2002 Option Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

      Options granted under the 2002 Option Plan may be exercised for cash or, if permitted by the Compensation and Options Committee, by transfer to the Company (either actually or by attestation) of shares of common stock that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

      To qualify as Incentive Options, options must meet additional Federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

      Stock Options Granted to Non-Employee Directors. The 2002 Option Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director who is elected or re-elected as a director of the Company at each annual meeting of stockholders, commencing with the annual meeting in 2002, will automatically be granted as of such date a Non-Qualified Option to acquire 2,000 shares of common stock. Except as stated above, the exercise price of each such Non-Qualified Option is the fair market value of common stock on the date of grant. Each such Non-Qualified Option is exercisable with respect to 1,000 of the underlying shares on date of grant and with respect to the remaining 1,000 shares on the first anniversary of the grant date. Such Non-Qualified Options will expire ten years from the date of grant.

      Tax Withholding. Participants under the 2002 Option Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of common stock having a value equal to the amount of such taxes.

      Change of Control Provisions. The 2002 Option Plan provides that in the event of a "change of control" as defined in the 2002 Option Plan, all stock options will automatically become fully exercisable.

      Adjustments for Stock Dividends, Mergers, etc. The 2002 Option Plan authorizes the Compensation and Options Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2002 Option Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, the 2002 Option Plan will terminate and all outstanding stock options will automatically be fully exercisable for at least 15 days prior to such termination.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2002 Option Plan and the Compensation and Options Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the amended and restated 2002 Option Plan qualify as Incentive Options or that compensation earned under stock options granted under the 2002 Option Plan qualify as performance-based compensation under the Code, 2002 Option Plan amendments shall be subject to approval by our stockholders.

New 2002 Option Plan Benefits

      No grants have been made with respect to the shares of common stock reserved for issuance under the 2002 Option Plan. The number of shares of common stock that may be granted to executive officers and non-executive officers pursuant to awards and the value of those awards is indeterminable at this time, as such grants are subject to the discretion of the Compensation and Options Committee.

Tax Aspects Under the U.S. Internal Revenue Code

      The following is a summary of the principal federal income tax consequences of transactions under the 2002 Option Plan. It does not describe all federal tax consequences under the 2002 Option Plan, nor does it describe state or local tax consequences.

      Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

      If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

      If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

      Non-Qualified Options. With respect to Non-Qualified Options under the 2002 Option Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock.

      Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

      Limitation on the Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 2002 Option Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

      The Board of Directors recommends a vote "FOR" the approval of the Medford Bancorp, Inc. 2002 Stock Option Plan.

The Board of Directors, Its Committees and Compensation

      The following is a description of the Executive, Audit, and Compensation and Options Committees of the Board of Directors of the Company. The Board of Directors acts as a nominating committee, selecting nominees for election or reelection as Directors and officers. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-Laws. See "STOCKHOLDER PROPOSALS" for a summary of these requirements.

      Executive Committee. The Bank's Executive Committee met 12 times and the Company's Executive Committee did not meet during fiscal year 2001. The members of the Executive Committees of the Company and of the Bank during 2001 were Messrs. Meehan (Chairman), Crowley, Gaffey, Havern (as of May 2001) and Pizzella. The Executive Committee is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors. Except for Mr. Meehan, who received no compensation for his service, members of the Bank's Executive Committee received $500 for each meeting they attended, as well as an annual fee of $8,600, during fiscal year 2001.

      Audit Committee. The Company's Audit Committee met 5 times. The members of the Company's Audit Committee during 2001 were Messrs. Brickley (Chairman and Clerk, as of May 2001), Burke (as of May 2001), Gaffey and Pizzella. The Audit Committee, among other matters, reviews the financial statements and the scope of the independent annual audit, reviews the Audit Committee Charter, reviews the independence of the independent public accountants, monitors internal financial and accounting controls, and appoints the independent certified public accountants. Members of the Company's Audit Committee received $500 for each meeting they attended, as well as an annual fee of $4,000, during fiscal year 2001.

                             Audit Committee Report

      The Audit Committee has:

      o reviewed and discussed the audited financial statements with management;
      o discussed with the independent auditors the matters required to be discussed by SAS 61; and
      o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees"), and has discussed with the independent auditors the auditors' independence.

      Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

      The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of the NASDAQ Stock Market. The Audit Committee has adopted a written charter.

Members of the Audit Committee:

Edward D. Brickley, Chairman and Clerk
David L. Burke
Edward J. Gaffey
Francis D. Pizzella

      Compensation and Options Committee. The Company's Compensation and Options Committee met 4 times during 2001. The Compensation and Options Committee of the Company consists of Messrs. Burke (Chairman, as of May 2001), Crowley, Gaffey, Guthrie (as of May 2001) and Pizzella. The Compensation and Options Committee establishes salary increases and other compensation-related issues for the Chairman, President and Chief Executive Officer, and reviews the proposed salary increases of all other senior executives and all officers as a group. The Compensation and Options Committee also determines, pursuant to the Medford Bancorp, Inc. Stock Option Plan, the persons to whom options will be granted, the number of shares underlying the options, the types of options and other terms and conditions of the options. Members of the Company's Compensation and Options Committee received $500 for each meeting they attended during fiscal year 2001.

      The Board of Directors of the Company held 5 meetings during fiscal 2001. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and the total number of meetings held by all committees of the Board of Directors on which such Director served. Except for Mr. Meehan, who received no compensation for his service, directors of the Company received $400 for each meeting of the Board of Directors that they attended during fiscal year 2001.

      Pursuant to the Company's Directors Deferred Compensation Plan for Outside Directors, non-employee Directors may defer payment of all or any part of annual fees, meeting fees, committee fees, and other payments for services rendered by the Directors ("Fees") and may invest such Fees in the Company's Common Stock. Under this plan, Fees earn interest and dividends and are payable at the Director's election in installments over a three-year period following the Director's retirement from the Board of Directors, death, or disability.

                 OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

      The following table sets forth certain information with respect to the number of shares of the Company's Common Stock beneficially owned as of February 1, 2002, by the Chairman, President and Chief Executive Officer, the other four most highly compensated executive officers (including executive officers of the Bank), each Director and all Directors and executive officers as a group.

                                             Amount and Nature of  Percentage of
                                                  Beneficial        Outstanding
Executives                                   Ownership (1)(2)(3)   Common Stock
----------                                   -------------------   ------------

Arthur H. Meehan...........................       275,946(4)           3.51%
    Chairman, President, Chief Executive
    Officer and Director of the Company
Phillip W. Wong............................        81,867              1.05%
    Executive Vice President,
    Chief Financial Officer and
    Treasurer of the Company
George A. Bargamian .......................        85,640              1.10%
    Executive Vice President of the Bank
Eric B. Loth ..............................        72,419                *
    Senior Vice President of the Bank
William F. Rivers..........................        72,888                *
    Senior Vice President of the Bank

Directors
---------

Edward D. Brickley.........................        28,759(5)             *
David Burke ...............................        12,224(6)             *
Deborah A. Burke-Santoro...................         3,422                *
Paul J. Crowley............................       115,418(7)           1.48%
Mary Lou Doherty...........................        18,072                *
Edward J. Gaffey...........................       110,730(8)           1.43%
Andrew D. Guthrie..........................        56,835                *
Robert A. Havern III.......................        28,596                *
Francis D. Pizzella........................       177,555(9)           2.29%
John J. Sheehan ...........................           900(10)            *

All Directors and Executive
    Officers as a Group (16 persons).......      1,151,772             14.20%

----------
*     Less than 1%

(1) Unless otherwise noted in the footnotes to this table, each of the Directors, nominees and executive officers has sole or shared voting and investment power for the shares of Common Stock beneficially owned by him/her. The amounts set forth for Messrs. Meehan, Wong, Bargamian, Loth and Rivers include 10,548, 2,867, 13,235, 115, and 24,888 shares, respectively, allocated to their accounts under the Bank's Employees' Stock Ownership Plan (the "ESOP").

(2) The shares of Common Stock in this column include those shares which may be acquired by the persons or group indicated pursuant to the exercise of stock options within 60 days of February 1, 2002 in the following amounts:
      Mr. Meehan, 110,472 shares of Common Stock; Mr. Wong, 57,000 shares of Common Stock; Mr. Bargamian, 12,000 shares of Common Stock; Mr. Loth, 71,000 shares of Common Stock, Mr. Rivers, 12,000 shares of Common Stock; Mr. Brickley, 12,792 shares of Common Stock; Mr. Burke, 6,000 shares of Common Stock; Ms. Burke-Santoro, 2,000 shares of Common Stock; Mr. Crowley, 17,792 shares of Common

      Stock; Ms. Doherty, 6,000 shares of Common Stock; Mr. Gaffey, 5,000 shares of Common Sock; Mr. Guthrie, 11,792 shares of Common Stock; Mr. Havern, 6,000 shares of Common Stock; Mr. Pizzella, 14,000 shares of Common Stock; and all directors and executive officers as a group, 354,348 shares of Common Stock.

(3) This share ownership table includes shares of Common Stock allocated to the account of Directors under the Deferred Investment Plan for Outside Directors as of December 31, 2001 as follows: 9,024, 4,636, 15,626, 40,280, 21,043, 38,030 and 1,357 shares of Common Stock have been allocated to the accounts of Messrs. Brickley, Burke, Crowley, Gaffey, Guthrie, Pizzella and Ms. Burke-Santoro, respectively.

(4) This share ownership includes Mr. Meehan's interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(5) Of the shares of Common Stock listed as owned by Mr. Brickley, 4,000 shares are owned by Mr. Brickley's wife. Mr. Brickley disclaims beneficial ownership of these shares.

(6) Of the shares of Common Stock listed as owned by Mr. Burke, 1,488 shares are owned by Mr. Burke's wife. Mr. Burke disclaims beneficial ownership of these shares.

(7) Of the shares of Common Stock listed as owned by Mr. Crowley, 10,000 shares are owned by Mr. Crowley's wife. Mr. Crowley disclaims beneficial ownership of these shares.

(8) Of the shares of Common Stock listed as owned by Mr. Gaffey, 19,550 shares are owned by Mr. Gaffey's wife. Mr. Gaffey disclaims beneficial ownership of these shares.

(9) Of the shares of Common Stock listed as owned by Mr. Pizzella, 36,279 shares are owned by Mr. Pizzella's wife. Mr. Pizzella disclaims beneficial ownership of these shares.

(10) Mr. Sheehan also serves as trustee for the Deferred Investment Plan for Outside Directors, which holds 129,996 shares for which Mr. Sheehan has the fiduciary authority to vote the shares.

        The following table presents information as to the entities known to the Company to be beneficial owners of more than five percent of the Common Stock of the Company as of December 31, 2001.

                                            Amount and Nature of  Percentage of
                                                 Beneficial        Outstanding
Name and Address of Beneficial Owner             Ownership        Common Stock
------------------------------------             ---------        ------------

Dimensional Fund Advisors Inc.............       632,300(1)           8.15%
    1299 Ocean Avenue, 11th Floor,
    Santa Monica, California 90401
Banc Fund III L.P.........................       516,800(2)           6.66%
Banc Fund III Trust
Banc Fund IV L.P.
Banc Fund V L.P.
    208 South LaSalle Street, Suite 200
    Chicago, Illinois 60604


(1) The Company has relied upon the information set forth in the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on February 12, 2002.

(2) The Company has relied upon the information set forth in the Schedule 13G/A filed with the SEC by the Banc Fund entities on February 14, 2002.

Executive Officers of the Company and the Bank

The executive officers of the Company and/or the Bank, their positions with the Company and/or the Bank and their ages as of February 28, 2002 are as follows:

Name                    Age      Position
----                    ---      --------

Arthur H. Meehan        66       President and Chief Executive Officer of the
                                 Company and the Bank; Chairman of the Board of Directors of the Company and the Bank

Phillip W. Wong         52       Executive Vice President, Chief Financial
                                 Officer and Treasurer of the Company; Executive
                                 Vice President and Chief Financial Officer of the Bank

George A. Bargamian     53       Executive Vice President of the Bank (Retail)

Eric B. Loth            59       Senior Vice President of the Bank (Lending)

William F. Rivers       46       Senior Vice President of the Bank
                                 (Administration)

Arthur H. Meehan. Mr. Meehan commenced his employment with the Bank in February 1992. Prior to this date, Mr. Meehan served as Executive Vice President of the Bank of New England Corporation.

Phillip W. Wong. Mr. Wong commenced his employment with the Bank as Senior Vice President in December 1992 and was promoted to Executive Vice President in 1997. Previously, Mr. Wong served as Chief Financial Officer of Guaranty-First Trust Co. in Waltham, Massachusetts.

George A. Bargamian. Mr. Bargamian was hired by the Bank as Director of Marketing in January 1988, and was promoted to Senior Vice President in 1988 and Executive Vice President of the Bank in 1999. Mr. Bargamian formerly served as Assistant Vice President of Marketing for First Mutual of Boston.

Eric B. Loth. Mr. Loth commenced his employment with the Bank as Senior Vice President in August 1994. Prior to this date, Mr. Loth served as Vice President of Lending at Sterling Bank in Waltham, Massachusetts.

William F. Rivers. Mr. Rivers commenced his employment with the Bank in January 1974, served as Assistant Treasurer from 1980-1985, Vice President from 1985-1988, and was promoted to Senior Vice President in 1988.

                             EXECUTIVE COMPENSATION

      Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank.

      The following table sets forth information concerning the compensation for services rendered in all capacities during the three fiscal years through 2001 earned by the Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Bank (who, in the case of Messrs. Meehan and Wong, are also officers of the Company).

I. Summary Compensation Table

                                     Annual Compensation(1)       Long term
                                                                Compensation
                                                                  Awards(3)
                                                                 Securities
Name and Principal Position                                       Underlying       All Other
with the Bank                     Year   Salary($)  Bonus(2)($)   Options(#)    Compensation($)
---------------------------       ----   ---------  -----------   ----------     ---------------
Arthur H. Meehan                  2001    $486,200    $175,000       -0-         $ 39,150(4)
   Chairman, President and        2000     463,050     100,000      8,000         197,984(4)
   Chief Executive Officer        1999     441,000     100,000      8,000         242,200(4)

Phillip W. Wong                   2001    $180,500     $50,000      1,700          $7,650(5)
   Executive Vice President,      2000     165,500      25,000      5,000           6,734(5)
   Chief Financial Officer        1999     150,500      25,000      5,000           2,500(5)
   and Treasurer

George A. Bargamian               2001    $146,500     $30,000      1,000          $7,501(6)
   Executive Vice President       2000     136,500      20,000      3,000           6,204(6)
                                  1999     130,000      25,000      3,000           2,150(6)

Eric B. Loth                      2001    $141,000      $5,000        500          $6,349(7)
   Senior Vice President          2000     136,000           0      2,000           5,883(7)
                                  1999     130,000       5,000      2,000           1,952(7)

William F. Rivers                 2001    $135,000     $20,000      1,500          $6,755(8)
   Senior Vice President          2000     129,000      15,000      2,000           5,809(8)
                                  1999     122,600      20,000      3,000           2,111(8)

----------
(1) Excludes the value of certain perquisites and benefits furnished by the Company or Bank to its executive officers to facilitate the conduct of its business. The aggregate amount of such benefits for each executive officer did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for such individual.

(2) Amounts paid under the Bank's Incentive Compensation Program for services rendered in the year reported.

(3) None of the executives listed received any restricted stock awards or LTIP payouts during the three years reported.

(4) A contribution of $7,650, $5,834 and $2,500 was made to Mr. Meehan's 401(k) account in 2001, 2000 and 1999, respectively. A contribution of $31,500, $31,500 and $24,000 was made to Mr. Meehan's Supplemental Executive Retirement Plan in 2001, 2000 and 1999, respectively. A contribution of $160,650 and $215,700 was made to Mr. Meehan's Executive Supplemental Benefit Agreement in 2000 and 1999, respectively.

(5) A contribution of $7,650, $6,734 and $2,500 was made to Mr. Wong's 401(k) account in 2001, 2000 and 1999, respectively.

(6) A contribution of $7,501, $6,204 and $2,150 was made to Mr. Bargamian's 401(k) account in 2001, 2000 and 1999, respectively.

(7) A contribution of $6,349, $5,883 and $1,952 was made to Mr. Loth's 401(k) account in 2001, 2000 and 1999, respectively.

(8) A contribution of $6,755, $5,809 and $2,111 was made to Mr. Rivers' 401(k) account in 2001, 2000 and 1999, respectively.

II. Stock Options Granted in Fiscal 2001

      The following table sets forth information concerning individual grants of stock options made during fiscal 2001 to each executive officer of the Company and/or the Bank listed below. Neither the Company nor the Bank granted any stock appreciation rights during fiscal 2001.

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                              Annual Rates of
                                                                                Stock Price
                                                                             Appreciation for
                                Individual Grants                               Option Term
                                -----------------                               -----------
                                          Percentage
                                           of Total
                              Number of    Options
                              Securities  Granted to  Exercise
                              Underlying  Employees   or Base
                              Options     in Fiscal    Price      Expiration
Name                           Granted      Year       ($/sh)      Date       5%($)    10%($)
----                           -------      ----       ------      ----       -----    ------
Arthur H. Meehan                 -0-         N/A         N/A        N/A         N/A      N/A
Philip W. Wong                  1,700       13.4%      $21.68    12/20/11    $23,179   $58,739
George A. Bargamian             1,000        7.9%      $21.68    12/20/11    $13,634   $34,552
Eric B. Loth                      500        3.9%      $21.68    12/20/11     $6,817   $17,276
William F. Rivers               1,500       11.8%      $21.68    12/20/11    $20,452   $51,829

III. Option Exercises and Year-End Value Table

      The following table sets forth the aggregate number of stock options exercised by each executive officer of the Company and/or the Bank listed below and, for each such executive officer, the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at the end of fiscal 2001.

            Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value
            ------------------------------------------------------------------------

                                                         Number of          Value of
                                                         Securities        Unexercised
                                                         Underlying       In-The-Money
                                                        Unexercised        Options at
                                                         Options at        FY-End ($)
                                                         FY-End (#)        ----------
                                                         ----------
                           Shares
                        Acquired on       Value         Exercisable/      Exercisable/
Name                    Exercise (#)  Realized($)(1)   Unexercisable    Unexercisable(1)
----                    ------------  --------------   -------------    ----------------
Arthur H. Meehan         51,316(2)       $779,427      115,512/-0-       $1,232,399/-0-

Phillip W. Wong             -0-            -0-          57,000/1,700       $702,933/-0-

George A. Bargamian         -0-            -0-          12,000/1,000        $45,670/-0-

Eric B. Loth                -0-            -0-          71,000/  500       $744,173/-0-

William F. Rivers           -0-            -0-          12,000/1,500        $45,670/-0-

(1) Market value of underlying securities at exercise or year-end minus the exercise or base price. Market value is calculated on the basis of the closing price for the Common Stock as reported on the NASDAQ National Market of $21.16 on December 31, 2001.

(2) 33,772 shares have not been sold, and these shares are reflected in the beneficial ownership table.

Employment Contract, Special Termination Agreements, Other Agreements

      The Bank and the Company entered into an amended and restated employment agreement with Mr. Meehan, effective November 26, 1997, to include the Company as a party (the "Amended and Restated Agreement"). Although the Amended and Restated Agreement has an initial term of three years, on April 27, 1998, and on each successive anniversary of that date, unless the Company and the Bank, or Mr. Meehan, have previously given the specified notice to the other of its or his election not to extend the Amended and Restated Agreement, an additional one-year period will be added to the Amended and Restated Agreement. The Amended and Restated Agreement provides that Mr. Meehan will receive minimum annual compensation equal to a current base salary ($498,355 as of January 1, 2002), subject to no less than an annual cost of living increase, in addition to all regular benefits provided by the Bank and any sums that may be awarded under the Bank's discretionary bonus plan. Under the terms of the Amended and Restated Agreement, the Company and the Bank may terminate Mr. Meehan's employment, without incurring any continuing obligations to him, at any time for "cause," which is defined by the Amended and Restated Agreement to mean his deliberate dishonesty to the Company or the Bank, conviction of a crime involving moral turpitude, or gross and willful failure to perform his duty. If the Company and the Bank terminate Mr. Meehan's employment for any reason other than "cause," or if Mr. Meehan terminates his employment under certain conditions, the Company and the Bank will remain obligated to continue providing the compensation and benefits specified in the Amended and Restated Agreement for the duration of what otherwise would have been the term of the Amended and Restated Agreement.

      The Bank entered into amended and restated special termination agreements with each of Messrs. Meehan, Wong, Bargamian, Loth and Rivers, effective November 26, 1997, to include certain references to change in control (as defined in the Amended and Restated Special Termination Agreements) of the Company (the "Special Termination Agreements"). In addition, the Special Termination Agreements of Messrs. Meehan and Wong include the Company as a party. The Special Termination Agreements provide that (A) if there is a Change in Control and (B) if, at any time during the three-year period following such Change in Control, the Bank (and the Company, in the case of Messrs. Meehan and Wong) terminates the contracting officer's employment for any reason other than for "cause" (as defined in the Special Termination Agreement), or the contracting officer terminates his own employment following (i) his demotion;
(ii) his loss of title, office or significant authority; (iii) a reduction in his annual base salary; (iv) the failure to pay the officer his current or deferred compensation for seven days; (v) the failure to continue in effect any material compensation, incentive, bonus or benefit plan, unless an alternative equitable arrangement is agreed upon; (vi) the failure to continue to provide the officer with certain benefits; or (vii) the failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreements, the officer will be entitled to receive the severance benefits provided to him in his respective agreement as described below. In the case of such a termination, Mr. Meehan would be entitled to receive a lump sum payment in an amount equal to approximately three times his average annual compensation over the five previous years of his employment with the Bank, and each of Mr. Wong, Bargamian, Loth and Rivers would be entitled to receive an amount equal to approximately two times his average annual compensation over the same period.

      The Bank entered into a Supplemental Executive Retirement Plan with Mr. Meehan, effective November 1, 1994. The agreement is designed to provide the benefits which he would have been entitled to under defined benefit plans but for the reduction in the IRC 401 (a) (17) compensation ceiling to $150,000 effective November 1, 1994.

      The Bank also entered into an Executive Supplemental Benefit Agreement with Mr. Meehan, effective October 28, 1997. The Executive Supplemental Benefit Agreement generally provides for fifteen annual payments of $70,000 to Mr. Meehan upon his retirement or to a beneficiary if Mr. Meehan dies before receiving all fifteen annual payments. The annual payments are conditioned upon Mr. Meehan's fulfilling certain specified duties to render services to the Bank in an advisory or consulting capacity at the request of the Bank.

Compensation Committee Report on Executive Compensation

      The following report reflects the work of the Company's Compensation and Options Committee.

      The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management.

      At the end of each fiscal year, the Compensation and Options Committee reviews the performance of the Chairman, President and Chief Executive Officer (the "CEO"), evaluates the performance of the Company, and establishes an appropriate salary increase for recommendation to and approval by the Board of Directors. In addition, the Compensation and Options Committee reviews the proposed salary increases for all other senior executives, and all officers as a group. In establishing the salary for the CEO, the Compensation and Options Committee (i) considers financial performance data, including, without limitation, return on assets, return on equity, asset growth and quality, and capital position, (ii) utilizes a comparison of the compensation package for comparable positions in financial institutions within the Company's peer group provided by outside consulting services and (iii) makes a subjective evaluation of the individual performance of the CEO in carrying out his or her duties and responsibilities. The committee's salary practice is to compensate the CEO to attract and retain a qualified incumbent.

      Additional short-term incentives can be earned through a discretionary bonus plan, administered by the Compensation and Options Committee. Senior executive officers as well as other officers are eligible to receive a bonus payable prior to the end of the first quarter of the following year if the Company or the Bank meets or exceeds certain base standards and individual performance warrants consideration. The base standards for 2001 were the budgeted financial goals and results of the Company and the Bank, which included earnings per share as well as other financial achievements, and the discretionary evaluation of individual performance and contributions towards those results.

      Long-term incentives are provided through the grant of stock options. These plans are administered by the Compensation and Options Committee, which has the authority to determine the individuals to whom and the terms at which option grants are made. Options are granted to individuals to reward significant contributions to Company performance or to attract and retain qualified individuals. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to these plans. All options granted under these plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and vest over a period as determined by the Compensation and Options Committee. The Board of Directors has adopted, subject to shareholder approval, the 2002 Stock Option Plan, under which an additional 350,000 shares of unissued common stock of the Company will be reserved for issuance pursuant to options granted thereunder. See "PROPOSAL TWO: APPROVAL OF 2002 STOCK OPTION PLAN".

      Based upon a review of the performance of the Company and Mr. Meehan's performance, which review was conducted at the Committee meeting in December 2001, Mr. Meehan's salary was increased effective January 1, 2002, from $486,200 to $498,355. Additionally, Mr. Meehan was awarded a cash bonus of $175,000 in December 2001. Mr. Meehan's compensation was based on the Company's overall profitability, the performance of the Company's core banking business, the Company's asset growth and quality, the Company's deposit growth and the Company's equity growth. More specifically, the Committee acknowledged that the Company achieved net income of $13,778,000 for 2001. Earnings per share for 2001 increased - 8 cents or 5.0% compared to the previous year. At year end, total assets increased 7.9% to $1.4 billion from the prior year and total deposits increased 12.3% to $1.096 billion. Return on equity was reported at 12.81%. In addition, the Committee reviewed comprehensive surveys obtained from outside consulting services, as well as compensation information of a select peer group, comparing Mr. Meehan's overall compensation to that of chief executive officers of comparable banking institutions in the Northeast, Massachusetts and the local peer group.

      Messrs. Wong, Bargamian, Loth and Rivers were also granted salary increases effective January 1, 2002, based upon their individual performance and that of the Company, as described above. In addition, Messrs. Wong, Bargamian, Loth and Rivers were granted stock options, and were also awarded a cash bonus in December 2001 based upon assessments of individual performance as well as comparison to peer group compensation packages.

Members of the Compensation and Options Committee:

David Burke, Chairman
Paul J. Crowley
Edward J. Gaffey
Andrew Guthrie., Jr.
Francis D. Pizzella

                 RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

      Certain Directors and officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are also at present, as in the past, directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the Bank's common stock, prior to the formation of the Company), based on the market price of the Company's (or Bank's) common stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index. The NASDAQ Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the SmallCap Market. The calculation of total cumulative return assumes a $100 investment in the Company's (or Bank's) common stock, the S&P 500 and the NASDAQ Bank Index on December 31, 1996.

                               [PERFORMANCE GRAPH]

       Medford Bancorp, Inc. (MDBK) Vs. The Five Year Total Return for the
                       NASDAQ Bank Index and S&P 500 Index

--------------------------------------------------------------------------------
                     INDEX OF TOTAL RETURN (12/31/96 = 100)
--------------------------------------------------------------------------------
                S&P 500      NASDAQ       MDBK              Price Plus
  DATE           Index     Bank Index     Index        Cumulative Dividends
--------------------------------------------------------------------------------
12/31/96        100.00       100.00       100.00               $12.875
3/31/97         102.70       108.71        95.84               $12.339
6/30/97         120.59       128.05       115.13               $14.823
9/30/97         129.61       150.68       142.41               $18.335
12/31/97        133.32       166.45       156.69               $20.174
--------------------------------------------------------------------------------
3/31/98         151.88       177.78       176.45               $22.718
6/30/98         156.88       171.08       165.22               $21.272
9/30/98         141.30       140.04       130.77               $16.837
12/31/98        171.34       149.35       137.46               $17.698
--------------------------------------------------------------------------------
3/31/99         179.87       142.94       132.20               $17.021
6/30/99         192.53       153.36       152.74               $19.665
9/30/99         180.53       139.00       128.72               $16.573
12/31/99        207.35       140.74       140.69               $18.114
--------------------------------------------------------------------------------
3/31/00         212.07       128.23       121.60               $15.656
6/30/00         206.43       126.32       121.56               $15.651
9/30/00         204.44       151.01       139.81               $18.001
12/31/00        188.46       165.55       135.77               $17.480
--------------------------------------------------------------------------------
3/31/01         166.17       161.70       162.10               $20.870
6/30/01         175.90       181.84       181.55               $23.375
9/30/01         150.13       178.90       172.49               $22.208
12/31/01        166.16       186.51       190.46               $24.522
--------------------------------------------------------------------------------
                  Source: Bloomberg: MDBK-Equity-COMP
--------------------------------------------------------------------------------

                                             1996     1997     1998      1999      2000     2001
                                             ----     ----     ----      ----      ----     ----
                                                     -------- -------- --------- --------- --------
Medford Savings Bank/Medford Bancorp, Inc.   $100.00  $156.69  $137.46  $140.69   $135.77   $190.46
% change                                                56.69   (12.27)    2.35     (3.50)    40.28
S & P 500                                    $100.00  $133.32  $171.34  $207.35   $188.46   $166.16
% change                                                33.32    28.52    21.02     (9.11)   (11.83)
NASDAQ Bank Index                            $100.00  $166.45  $149.35  $140.74   $165.55   $186.51
% change                                                66.45   (10.27)   (5.76)    17.63     12.66
                                                     -------- -------- --------- --------- --------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the NASDAQ Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, no executive officer or director of either the Bank or the Company failed to file any such reports.

                                   ACCOUNTANTS

      The firm of Wolf & Company, P.C. served as the Company's independent certified public accountants for the year ended December 31, 2001 and is expected to serve as the Company's independent certified public accountants for 2002. Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

      For the year ended December 31, 2001, the Company paid the following fees to Wolf & Company, P.C. for services rendered:

--------------------------------------------------------------------------------
                                      Fees
--------------------------------------------------------------------------------
Audit service, includes quarterly reviews of      $98,100
interim financial information
--------------------------------------------------------------------------------
Financial information systems design and
implementation                                    $     0
--------------------------------------------------------------------------------
All other, including tax compliance               $25,500
--------------------------------------------------------------------------------

      The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence.

                                  OTHER MATTERS

      It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal executive offices on or before November 27, 2002 in order to be considered for inclusion in its proxy statement and form of proxy relating to the 2003 Annual Meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. The Company's By-Laws also provide that any stockholder wishing to have a proposal or director nomination considered at the 2003 Annual Meeting must provide written notice of such proposal or director nomination, along with appropriate supporting materials as set forth in the Company's By-laws, to the Clerk of the Company at the Company's principal executive office not less than 75 days nor more than 120 days prior to April 29, 2003; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before April 29, 2003, or more than 60 days after April 29, 2003, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Any proposals or nominations that are not received during this period will not be considered at the 2003 Annual Meeting. Any stockholder wishing to submit a proposal or director nomination should review the By-law requirements regarding proposals and director nominations and should submit any such proposal or director nomination and appropriate supporting documentation to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals or nominations, subject to SEC rules governing the exercise of this authority.

March 22, 2002

                                                                       Exhibit A

                              MEDFORD BANCORP, INC.

                             2002 STOCK OPTION PLAN

1. PURPOSE

The Medford Bancorp, Inc. 2002 Stock Option Plan (the "Plan") is intended as a performance incentive for directors, officers and employees of Medford Bancorp, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and nonqualified stock options ("Nonqualified Options") under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing 50 percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2. OPTIONS TO BE GRANTED AND ADMINISTRATION

      (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options.

      (b) The Plan shall be administered by a committee (the "Option Committee") of not less than three directors of the Company appointed by the Board of Directors of the Company. None of the members of the Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a "non-employee director," as that term is defined and interpreted under Rule 16b-3(b)(3)(i) or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an "outside director" within the meaning of Section 162(m) of the Code. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

      (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

            (i) To determine from time to time the options to be granted to eligible persons under the Plan (except with respect to options granted to non-employee directors pursuant to Section 4(d) hereof) and to prescribe the terms and provisions (which need not be identical) of each option granted under the Plan to such persons;

            (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company and the Optionees; and

            (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3. STOCK

      (a) The stock subject to the options granted under the Plan may be shares of the Company's authorized but unissued common stock, par value $0.50 per share (the "Common Stock") or shares of Common Stock reacquired by the Company. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 350,000 shares of Common Stock. Such number shall be subject to adjustment as provided in
Section 8 hereof.

      (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan, except for shares of Common Stock surrendered as provided in Section 7 hereof.

      (c) No more than 50,000 shares of Common Stock may be granted to any one individual Optionee during any one calendar year period (which number is subject to adjustment as provided in Section 8 hereof).

4. ELIGIBILITY

      (a) Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries and to members of the Board of Directors of the Company or Medford Savings Bank (the "Bank") (including non-employee directors, subject to the terms and conditions set forth in Section 4(d)).

      (b) No person shall be eligible to receive any option under the Plan, if at the date of grant such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Company.

      (c) The aggregate fair market value, determined at the time the option is granted, of the stock with respect to which Incentive Options under the Plan and incentive stock options under any other option plan of the Company (or a parent or subsidiary as defined in ss.424 of the Code) are exercisable for the first time by any individual during any calendar year shall not exceed $100,000. Any option granted in excess of the foregoing limitations shall be clearly and specifically designated as not being an Incentive Option.

      (d) Each non-employee director of the Company or the Bank who is elected or reelected to the Board of Directors of the Company and the Bank shall automatically be granted, upon each such election or reelection, a Nonqualified Option to purchase 2,000 shares of Common Stock; provided, however, that no non-employee director of both the Company and the Bank may be granted a Nonqualified Option to purchase more than 2,000 shares of Common Stock at any election or reelection. Such option shall vest as follows: 1,000 shares upon election or reelection to the Board of Directors and 1,000 shares on the first anniversary of such election or reelection. No options granted to non-employee directors may be exercisable more than ten years from the date of grant. Except as provided in this Section 4(d), the terms of such options, including without limitation the purchase price per share of Common Stock thereunder, shall be determined as set forth in Section 5 hereof. Notwithstanding any other provisions of the Plan, the provisions of this Section 4(d) shall govern the rights and obligations of the Company and non-employee directors in respect of options granted or to be granted to non-employee directors.

5. TERMS OF THE OPTION AGREEMENTS

Each option agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

      (a) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

      (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

      (c) Exercise.

            (i) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Option Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

            (ii) In the event of a Change in Control of the Company (as defined in (f) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable.

      (d) Purchase Price. The purchase price per share of Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Option Committee; provided, however, that if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System on the date the option is granted, fair market value shall not be less than the last sale price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported.

      (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until
(i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

      (f) Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in any one of the following events:

            (i) if there has occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

            (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

            (iii) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of the Company at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (ii), (iv) or (v) of this Section 5(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved;

            (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

            (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      (g) Transfer. No options or stock appreciation rights shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee, his guardian or legal representative. Notwithstanding the foregoing, the Option Committee may permit the Optionee to transfer, without consideration for the transfer, his Nonqualified Option to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only parties, provided that the transferor agrees in writing with the Company to be bound by all the terms and conditions of this Plan and the applicable option agreement.

6. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

      (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Option Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

      (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash, check or other instrument acceptable to the Company equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), (ii) if authorized by the applicable option agreement, shares of Common Stock of the Company that have been beneficially owned by the Optionee for at least six months having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock, or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause
(iii). Payment instruments will be received on the date of exercise subject to collection.

      (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon receipt by the Company of the Total Option Price for such shares and the fulfillment of any other applicable requirements (including payment of any amount of taxes required to be withheld by the corporation pursuant to any applicable law).

7. TAX WITHHOLDING

      (a) Payment by Optionee. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such income.

      (b) Payment in Shares. An Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the minimum required tax withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the minimum required tax withholding amount due.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

      (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment, in the discretion of the Option Committee, shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

      (b) Adjustments under this Section 8 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

9. EFFECT OF CERTAIN TRANSACTIONS

In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or
(iii) the sale of all or substantially all of the property of the Company to another corporation, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 8. In the event of such termination, all outstanding options shall be exercisable in full for at least 15 days prior to the date of such termination whether or not otherwise exercisable during such period.

10. RELEASE OF FINANCIAL INFORMATION

A copy of the Company's annual report to stockholders shall be delivered to each Optionee at the time such report is distributed to the Company's stockholders. Upon request, the Company shall furnish to each Optionee a copy of its most recent annual report and each quarterly report and current report filed under the 1934 Act since the end of the Company's prior fiscal year.

11. AMENDMENT OF THE PLAN

The Board of Directors of the Company may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitation that, except as provided in Sections 8 and 9 hereof, no amendment shall be effective unless approved by the stockholders of the Company, where such amendment will:

      (a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

      (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

      (c) ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code; or

      (d) ensure that compensation earned pursuant to option exercises qualifies as performance-based awards under Section 162(m) of the Code.

Except as provided in Sections 8 and 9 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

12. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Plan shall not be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment.

13. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

(a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.

(b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

(c) Transactions under the Plan are intended to comply with Rule 16b-3 under the 1934 Act or any successor rule. Any provision of the Plan inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan or the exemption from Section 16(b) of the 1934 Act provided thereunder.

14. EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

The Plan shall become effective on January 29, 2002; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

|X| Please mark
    votes as in
    this example.

--------------------------------------------------------------------------------
                              MEDFORD BANCORP, INC.
--------------------------------------------------------------------------------
1. Election of three directors for a three year term.

   Nominees: Arthur H. Meehan
             David L. Burke
             John J. Sheehan

                  FOR                   WITHHELD
                  ALL                   FROM ALL
               NOMINEES                 NOMINEES

                  |_|                      |_|

             |_|______________________________________
                For all nominees except as noted above

                                               FOR   AGAINST  ABSTAIN
2. Approval of the 2002 Stock Option Plan.     |_|     |_|      |_|


The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with report thereto and the Company's 2001 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Mark box at right if an address change or comment has been   |_|
noted on the reverse side of this card.

Please be sure to sign and date this Proxy.

Signature __________________________________    Date _____________________

Signature __________________________________    Date _____________________

                              MEDFORD BANCORP, INC.

    Proxy for the Annual Meeting of Stockholders to be held on April 29, 2002
                This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Arthur H. Meehan, William F. Rivers and George A. Bargamian, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them (each having full power to act without the other) to represent and to vote all shares of Common Stock of Medford Bancorp, Inc. (the "Company") held of record by the undersigned at the close of business on March 4, 2002 at the Annual Meeting of Stockholders to be held at Anthony's of Malden, 105 Canal Street, Malden, Massachusetts, on Monday, April 29, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election to the Company's Board of Directors of the three nominees listed in Proposal 1 and FOR Proposal 2 on the reverse side. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope prior to the Annual Meeting of Stockholders, April 29, 2002.

Proxy for the Annual Meeting of Stockholders to be held on April 29, 2002 (please date and sign on reverse side, and mail your proxy card promptly in the enclosed envelope).

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               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name(s) appear(s) on the books of the
Company. Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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